SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            LAMAR CAPITAL CORPORATION

     (Exact name of registrant as specified in its charter)

Mississippi                                                           64-0733976

(State of  incorporation of organization)      (IRS Employer Identification No.)

401 Shelby Speights Drive
Purvis, Mississippi 39475
(601) 794-6047
                                                                           39475
(Address of principal executive offices)                              (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following Box[ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box[X]

Securities Act registration statement file number to which this form relates 333-61355

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $ .50 par value

                          Common Stock Purchase Rights
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Securities to be Registered

     The registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock--Common Stock" and "Description of Capital Stock--Certain Provisions of Mississippi Law and Articles of Incorporation and Bylaws of the Company Affecting the Rights of Shareholders-- Rights Agreement" set forth in its preliminary prospectus dated December 7, 1998, included in Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-61355), filed with the Securities and Exchange Commission on December 7, 1998, which information is qualified in its entirety by reference to the Registrant's Articles of Incorporation and Bylaws, each of which is attached as an Exhibit hereto. The sections "Description of Capital Stock--Common Stock," and "Description of Capital Stock-- Certain Provisions of Mississippi Law and Articles of Incorporation and Bylaws of the Company Affecting the Rights of Shareholders--Rights Agreement" to be included in a form of prospectus which will subsequently be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement.

Item 2.   Exhibits

     3.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibits 3.1 and 3.2 to the Registration Statement on Form S-1 (File No. 333-61355) of the Registrant, as amended)

     3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1
          (File No. 333-61355) of the Registrant, as amended)

     4.1  Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.3 to the Registration Statement on Form S-1 (File No. 333-61355) of the Registrant, as amended)

     4.2 Shareholder Rights Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-61355) of the Registrant, as amended).

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 7, 1998

                                 LAMAR CAPITAL CORPORATION



                                 By: /s/ Kenneth M. Lott
                                 -----------------------------------------
                                         Kenneth M. Lott, President



                                  EXHIBIT LIST


     3.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibits 3.1 and 3.2 to the Registration Statement on Form S-1 (File No. 333-61355) of the Registrant, as amended)

     3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1
          (File No. 333-61355) of the Registrant, as amended)

     4.1  Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.3 to the Registration Statement on Form S-1 (File No. 333-61355) of the Registrant, as amended)

     4.2 Shareholder Rights Plan (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-61355) of the Registrant, as amended).